Exhibit 99.1

News Release	For Immediate Release

Investor Relations:

Andrea Tarbox, Vice President and CFO

847.239.8812

KapStone Completes Acquisition of MeadWestvaco’s Charleston Kraft Division

NORTHBROOK, IL – July 1, 2008 – KapStone Paper and Packaging Corporation (NASDAQ: KPPC) today announced it has completed the acquisition of the Charleston Kraft Division of MeadWestvaco Corporation (CKD) from MeadWestvaco Corporation (NYSE:MWV). Under the terms of the sale, KapStone acquired MWV’s kraft paper mill in North Charleston, a lumber mill in Summerville, SC and chip mills located in Elgin, Hampton, Andrews and Kinards, S.C., as well as 100 percent of Cogen South, LLC, the mill’s on-site cogeneration facility. In 2007, the North Charleston mill produced 833,000 tons of saturating kraft, linerboard, and kraft folding carton board. MWV will continue to provide wood fiber for the North Charleston mill through a long term fiber supply agreement.

“The acquisition of the Charleston Kraft Division of MeadWestvaco Corporation is an important step for our company,” said Roger W. Stone, Chairman and Chief Executive Officer of KapStone.  “It expands our platform from which we intend to achieve our strategic vision.  We are anxious to build on the success of this business while integrating it with our existing Kraft Papers Business. We will continue to explore other strategic acquisitions.”

“We are very excited about the acquisition of the CKD,” added Matt Kaplan, President of KapStone.  “The Charleston mill has been successful in creating a strong global business based on long-term customer relationships resulting from outstanding quality and service.  We believe the business is well positioned for the future.”

The $485 million base purchase price was adjusted to reflect estimated working capital and capital expenditure adjustments.  As a result, KapStone paid approximately $475 million, subject to certain post-closing adjustments. Funding for the acquisition came from borrowing under a new $515 million senior secured credit facility announced on June12, 2008 plus $40 million of borrowings from the issuance of senior notes.

KapStone expects to file a Current Report on Form 8-K in the near future that includes unaudited pro forma combined financial statements to reflect the acquisition of CKD.  Based on KapStone’s and CKD’s results for the year ended December 31, 2007, on a pro forma basis, the combined companies would have had net sales of approximately $779 million, net income of approximately $26 million and Adjusted EBITDA of approximately $119 million.  Pro forma combined Adjusted EBITDA represents the combined earnings before interest, income taxes, depreciation and amortization of KapStone and CKD, eliminating a one-time non-cash purchase accounting adjustment for a KapStone 2007 inventory revaluation.  A reconciliation between pro forma combined net income and pro forma combined Adjusted EBITDA is provided in the table below. The pro forma combined results do not reflect anticipated cost savings and revenue synergies.

(In thousands)

(Unaudited)

	Year Ended December 31, 2007

Pro forma combined net income	$26,031
Interest expense	30,937
Tax provision	10,702
Depreciation of amortization	49,644

Pro forma combined EBITDA (Non-GAAP)	$117,314

One-time non-cash charge for KapStone 2007 inventory revaluation	1,526

Pro forma combined Adjusted EBITDA (Non-GAAP)	$118,840	(1)

(1) For the year ended December 31, 2007, MWV Corporate allocated or charged to CKD costs of $23,178, which are included in cost of sales and selling, general and administrative expenses.  Kapstone anticipates that the annual costs to provide similar services for CKD will be approximately $19,700 less.  These savings from the elimination of corporate allocations have been excluded as pro forma adjustments.    We expect all of these cost savings will be realized on an annualized basis by the earlier of one year after the closing or the early termination of MWV transition services.  The pro forma combined adjusted EBITDA does not include any one-time or transitional costs that may be incurred as CKD’s operations and administrative support are transitioned to KapStone.   No assurance can be given that these cost savings can be achieved in the amounts or during the periods predicted.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation, is a leading North American producer of unbleached kraft paper grades and converter of inflatable dunnage bags. The business employs approximately 1,750 people.

Non-GAAP Financial Measures

Investors are cautioned that pro forma combined net income, pro forma combined EBITDA and pro forma combined adjusted EBITDA information contained in this press release are not financial measures under U.S. generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the underlying operating performance of the KapStone and CKD business combined.  KapStone believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the company.  Management uses Adjusted EBITDA for evaluating KapStone’s performance against competitors and as a primary measure for employees’ incentive programs.

Pro Forma Combined EBITDA represents earnings before interest, income taxes, depreciation and amortization.  Pro Forma Combined Adjusted EBITDA is computed by eliminating from Pro Forma Combined EBITDA a one-time non-cash purchase accounting adjustment made in connection with KapStone’s 2007 acquisition of KPB from International Paper Company.  Pro Forma Combined adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as  “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions.   These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the ability of KapStone to successfully integrate CKD’s operations and employees and KapStone’s ability to realize anticipated synergies and cost savings; (2) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (3) market and economic factors, including changes in pension and healthcare costs and natural disasters, such as hurricanes; (4) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (5) the ability to achieve and effectively manage growth; (6) ability to pay the Company’s debt obligations; and (7) the ability to carry out the Company’s strategic initiatives and manage associated costs.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.